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[PULASKI FINANCIAL CORP. LETTERHEAD]



FOR IMMEDIATE RELEASE

         PULASKI FINANCIAL TO HOST THIRD QUARTER RESULTS CONFERENCE CALL
                        & WEBCAST ON JULY 25 AT 11 AM EDT


ST. LOUIS, July 9, 2007-- Pulaski Financial Corp. (NASDAQ GLOBAL SELECT: PULB), parent of Pulaski Bank, will host its third quarter 2007 results conference call on Wednesday, July 25, 2007 at 11 a.m. EDT (10 a.m. CDT). Results are scheduled to be released after the market closes the previous day, July 24.

      AUDIO
      Dial in number: 1-877-407-9039
      Note: Participants should dial in a few minutes prior to start time.

      WEBCAST
      Website link: http://www.viavid.net/detailpage.aspx?sid=000041C2
      Live then archived for 3 months

      REPLAY
      Dial in number: 1-877-660-6853
      Account: 3055
      Conference ID: 248074
      Available through: August 8, 2007


ABOUT PULASKI FINANCIAL
Pulaski Financial Corp., operating in its 85th year, serves customers throughout the
St. Louis metropolitan area. The bank offers a full line of quality retail-banking products through ten full-service branch offices and three loan production offices in Kansas City and southern Illinois. The company's website can be accessed at www.pulaskibankstl.com
                           ----------------------

For Additional Information Contact:

William A. Donius, Chairman & CEO         Michael Arneth or Tad Gage
Pulaski Financial Corp.                   The Investor Relations Company
(314) 878-2210 Ext. 3610                  (312) 245-2700


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